As filed with the Securities and Exchange Commission on July 8, 2003
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             INTER-TEL, INCORPORATED
             (Exact name of Registrant as specified in its charter)
                                   ----------
                                   1615 S. 52nd Street
            Arizona                  Tempe, AZ 85281          86-0220994
(State or other jurisdiction of   (Address of principal     (I.R.S. Employer
 incorporation or organization)     executive offices)    Identification Number)
                                   ----------
     Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust
                            (Full title of the plan)
                                   ----------
                                Steven G. Mihaylo
         Chairman of the Board of Directors and Chief Executive Officer
                             INTER-TEL, INCORPORATED
                               1615 S. 52nd Street
                                    Tempe, AZ
                     (Name and address of agent for service)
                                   ----------
                                 (480) 449-8900
          (Telephone number, including area code, of agent for service)
                                   ----------
                                   COPIES TO:

                               Robert G. Day, Esq.
                               Caine T. Moss, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300
                                   ----------
                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================

                                                                   Proposed Maximum    Proposed Maximum
                                                                  Offering Price Per  Aggregate Offering      Amount of
Title of Securities to be Registered     Amount to be Registered         Share               Price        Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value,
  available for issuance under the
  Inter-Tel, Incorporated Tax Deferred
  Savings Plan and Retirement Trust...        2,000,000(1)             $21.17(2)          $42,340,000         $3,425.31
--------------------------------------------------------------------------------------------------------------------------
TOTAL.................................        2,000,000                                                       $3,425.31
==========================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust described herein.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on July 1, 2003.

================================================================================

                             INTER-TEL, INCORPORATED

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

     Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND ANNUAL EMPLOYEE INFORMATION

     Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Inter-Tel, Incorporated (the "Registrant") and the Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust (the "Plan") hereby incorporate by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002.

     (b) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the three months ended March 31, 2003 and the Registrant's reports on Form 8-K filed with the SEC on April 7, 2003 and April 22, 2003.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 26, 1982, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Restated Articles of Incorporation limit, to the maximum extent permitted by Arizona law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, subject to certain exceptions. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Arizona Revised Statutes. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim or such indemnification.

     The  Company  currently   maintains   directors'  and  officers'  liability
insurance.

ITEM 8. EXHIBITS.

     Exhibit
     Number
     ------
     4.1 Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust, as amended
     5.1       Opinion of John L. Gardner
     23.1      Consent of Independent Auditors
     23.2      Consent of Counsel (contained in Exhibit 5.1)
     25.1 Power of Attorney (included on the signature page to this Registration Statement)

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 30th day of June, 2003.

                                        INTER-TEL, INCORPORATED

                                        By: /s/ Kurt R. Kneip
                                            ------------------------------------
                                            Kurt R. Kneip

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kurt R. Kneip and John L. Gardner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                        TITLE                          DATE
       ---------                        -----                          ----

 /s/ Steven G. Mihaylo     Chairman of the Board, President        June 30, 2003
-----------------------    and Chief Executive Officer
   Steven G. Mihaylo       (Principal Executive Officer)


    /s/ Norman Stout       Executive Vice President and            June 30, 2003
-----------------------    Chief Administrative Officer
      Norman Stout


  /s/ Craig W. Rauchle     Executive Vice President                June 30, 2003
-----------------------    and Chief Operating Officer
    Craig W. Rauchle


   /s/ Kurt R. Kneip       Chief Financial Officer                 June 30, 2003
-----------------------
     Kurt R. Kneip


 /s/ J. Robert Anderson    Director                                June 30, 2003
-----------------------
   J. Robert Anderson


  /s/ Jerry W. Chapman     Director                                June 30, 2003
-----------------------
    Jerry W. Chapman


     /s/ Gary Edens        Director                                June 30, 2003
-----------------------
       Gary Edens


  /s/ C. Roland Haden      Director                                June 30, 2003
-----------------------
    C. Roland Haden

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on July 8, 2003

Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust

By: /s/ Kurt R. Kneip
    ------------------------------
    Kurt R. Kneip
    Plan Administrator
    July 8, 2003

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
4.1 Inter-Tel, Incorporated Tax Deferred Savings Plan and Retirement Trust, as amended
5.1       Opinion of John L. Gardner, General Counsel
23.1      Consent of Independent Auditors
23.2      Consent of Counsel (contained in Exhibit 5.1)
24.1 Power of Attorney (included on the signature page to this Registration Statement)